UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 30, 2015, Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with NewStar Business Credit LLC (“NSBC”) to provide for a $20.0 million revolving line of credit (which increases to $35.0 million from September 1, 2015 through December 31, 2015) subject to the availability of eligible accounts receivable and inventories, which changes throughout the year. The Loan Agreement expires on June 30, 2018. Pursuant to the Loan Agreement, NSBC will advance MCI up to 85% of the value of eligible accounts receivables, depending on dilution rates. Also, MCI may borrow against eligible inventory, subject to an inventory sublimit amount and certain other conditions. The inventory sublimit amount will be the lesser of 85% of net orderly liquidation value of eligible inventory, 60% of the lower of cost or market value of eligible inventory, or 2.3333 times eligible accounts receivable under the Loan Agreement. Borrowings under the Loan Agreement accrue interest on the daily outstanding balance at 4.5% plus 30-day LIBOR rate per annum, with a LIBOR floor of 1.0%. MCI is also required to pay a commitment fee equal to 1.0% of the facility upon entry into the Loan Agreement, an unused line fee equal to 0.25% per annum of the unused portion of the facility and a collateral monitoring fee of $1,500 per month. The Company is required to meet a monthly financial covenant based on a trailing twelve months’ Adjusted EBITDA (as defined in the Loan Agreement). The repayment obligations under the Loan Agreement are guaranteed by the Company and are secured by (a) a first priority security interest in the assets of certain of the Company’s subsidiaries that are not directly financed by Faunus Group International, Inc. (“FGI”) pursuant to the funding transaction described below, primarily assets maintained in the Company’s European operations, (b) a first priority security interest in certain intellectual property rights held by Mad Catz Interactive Asia Limited, a subsidiary of the Company (“MCIA”), and (c) a pledge of the shares of capital stock of MCI and other subsidiaries of the Company. NSBC shall receive a second priority lien position behind FGI in the European assets. In connection with the Loan Agreement and the security interests granted to secure MCI’s obligations under the Loan Agreement, the Company, 1328158 Ontario Inc., a subsidiary of the Company (“MCC”) and MCIA also entered into Guaranty Agreements and Security Agreements, and the Company entered into a Pledge Agreement, each in favor of NSBC.

On June 30, 2015, Mad Catz Europe Ltd. (“MCE”), a wholly-owned subsidiary of the Company, entered into a Master Facilities Agreement (the “Facilities Agreement”) with FGI to provide for a $10.0 million secured demand credit facility subject to the availability of eligible accounts receivable and inventories, which changes throughout the year. The Facilities Agreement has a three-year term, although FGI may terminate the facility at any time upon at least three months’ notice. Pursuant to the Facilities Agreement, FGI will advance MCE up to 85% of the value of eligible accounts receivable, depending on dilution rates. Also, MCE may borrow against eligible inventory, subject to an inventory sublimit amount and certain other conditions. The inventory sublimit amount will be the lesser of 75% of net orderly liquidation value of eligible inventory, 50% of the lower of cost or market value of eligible inventory, or 1.0 times eligible accounts receivable under the Facilities Agreement. FGI, acting in its sole discretion, may also provide advances in excess of availability calculated on eligible accounts receivable and inventories (“over advances”). The interest rate on advances or borrowings under the receivables portion of the Facilities Agreement will be the greater of (i) 5.5% per annum and (ii) 5.0% above calendar monthly average of 90-day US LIBOR. The interest rate on advances or borrowings under the inventory portion of the Facilities Agreement will be the greater of (i) 6.5% per annum and (ii) 6.0% above calendar monthly average of 90-day US LIBOR. The interest rate on over advances will be at 12.0% per annum. MCE also agreed to pay FGI a commitment fee equal to 1.0% of the facility upon entry into the Facilities Agreement and collateral management fees of 0.37% per month. The repayment obligations under the Facilities Agreement are guaranteed by the Company and are secured by (a) a first priority interest in the assets of certain of the Company’s subsidiaries that are not directly financed by NSBC, and (b) a second priority security interest in certain intellectual property rights held by MCIA. FGI shall receive a second lien position behind NSBC in the United States and Canadian assets. In connection with the Facilities Agreement and the security interests granted to secure MCE’s obligations under the Facilities Agreement, MCE, Mad Catz GMBH and Mad Catz SAS entered into a Guarantee and Debenture, MCI and MCIA entered into Guaranty Agreements and the Company, MCI and MCIA entered into a Security Agreement, each in favor of FGI.

The Loan Agreement and the Facilities Agreement contain other financial, affirmative and negative covenants and representations and warranties that the Company believes are usual and customary for senior secured credit arrangements similar to those contemplated by the Loan Agreement and the Facilities Agreement. The affirmative covenants include, among other things, obligations on the Company, the respective borrower and other subsidiaries of the Company to: (a) maintain their respective existence and good standing, (b) comply with applicable law and material agreements, (c) maintain proper books and records, (d) provide financial information to the respective lenders, (e) provide information regarding the applicable loan collateral, (f) maintain their respective assets and equipment, and (g) timely file and pay their respective tax obligations and pay their respective other material liabilities, The negative covenants include, among other things, limitations and restrictions on the ability of the Company, the respective borrower and other subsidiaries of the Company to: (a) enter into fundamental transactions, (b) change the location of the applicable collateral, (c) use the proceeds of the financing transactions, (d) incur indebtedness or grant liens, (e) guarantee obligations of other entities, (f) dispose of assets, (g) make distributions or investments, and (h) enter into transactions with affiliates.

The Loan Agreement and the Facilities Agreement also contain customary events of default including, without limitation, the failure to make required payments, the representations and warranties made in or in connection with the financing transactions or the financing agreements entered into in connection therewith prove to have been false in any material respect when made, failure to comply with certain obligations or covenants in such agreements, certain events of bankruptcy or insolvency, failure to pay certain judgments, and the occurrence of a Material Adverse Change (as defined therein) or a Change of Control (as defined therein). If such an event of default occurs, the lenders under the Loan Agreement and the Facilities Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder.

The foregoing description of the material terms of the Loan Agreement and Facilities Agreement, and the security and collateral agreements entered into in connection with the Loan Agreement and Facilities Agreement, is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed with the Company’s next periodic report. On July 2, 2015, the Company issued a press release announcing Loan Agreement and the Facilities Agreement and the financing transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 2, 2015, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer